UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 4, 2004 (August 3, 2004)

ALLOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

000-29815
(Commission File Number)

Delaware	54-1655029
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11080 CirclePoint Road, Suite 200

Westminster, Colorado 80020

(Address of principal executive offices and Zip Code)

(303) 426-6262

Registrant’s telephone number, including area code

Item 5.    Other Events and Required FD Disclosure.

On August 3, 2004, Allos Therapeutics, Inc., a Delaware corporation (the “Company”) announced that the United States Food and Drug Administration (FDA) has granted orphan drug designation to the Company’s lead clinical candidate, EFAPROXYN™ (efaproxiral) for use as an adjunct to whole brain radiation therapy (WBRT) for the treatment of brain metastases in patients with breast cancer.  The press release announcing the designation is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information And Exhibits

(c)            Exhibits

99.1         Press Release, dated August 3, 2004, entitled “Allos Therapeutics Receives Orphan Drug Designation From U.S. FDA for Efaproxyn™”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 4, 2004

ALLOS THERAPEUTICS, INC.

By:	/s/ Michael E. Hart
Michael E. Hart
Its:	President and Chief Executive Officer